UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 5, 2021

Stamps.com Inc.
(Exact name of registrant as specified in charter)

Delaware	000-26427	77-0454966
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1990 E. Grand Avenue, El Segundo, CA	90245
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 265-6227

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	STMP	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

On October 5, 2021, Stamps Holdings, LLC (f/k/a Stream Parent, LLC) (“Parent”), an affiliate  of Thoma Bravo Fund XIV, L.P., managed by Thoma Bravo, L.P. (“Thoma Bravo”), completed the previously announced acquisition of Stamps.com Inc., a Delaware corporation (“Stamps.com”), pursuant to the Agreement and Plan of Merger, dated as of July 8, 2021 (the “Merger Agreement”), by and among Stamps.com, Parent, and Stream Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”).

Item 1.02	Termination of a Material Definitive Agreement.

On October 5, 2021, in connection with the transactions contemplated by the Merger Agreement, Stamps.com terminated the credit agreement made and entered into as of November 18, 2015, as amended by the Amended and Restated Credit Agreement, dated as of June 29, 2020, by and among Stamps.com, Wells Fargo Bank, National Association (“Wells Fargo”), JPMorgan Chase Bank, N.A., and Bank of America, N.A., the lenders from time to time party thereto (each a “Lender” and collectively, the “Lenders”), and Wells Fargo as administrative agent for the Lenders, and all outstanding obligations and security interests thereunder, including those set forth in the Collateral Agreement, dated as of November 18, 2015, as amended by the Reaffirmation and Amendment Agreement, dated as of June 29, 2020, by and among Stamps.com, Lenders and Wells Fargo as administrative agent for the Lenders.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On October 5, 2021, pursuant to the terms of the Merger Agreement and in accordance with Section 251(h) of the Delaware General Corporation Law, Merger Sub merged with and into Stamps.com (the “Merger”) with Stamps.com continuing as the surviving corporation and an indirect wholly owned subsidiary of Parent (the “Surviving Corporation”). In the Merger, each share of common stock of Stamps.com (“Common Stock”) that was issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”) (other than shares of Common Stock owned by Parent, Merger Sub, Stamps.com as treasury stock or any direct or indirect wholly owned subsidiary of Parent or Stamps.com) was automatically converted into the right to receive an amount of cash equal to $330.00.

In addition, pursuant to the Merger Agreement, at the Effective Time, each (i) option to purchase shares of Common Stock that was unexpired, unexercised, and outstanding as of immediately prior to the Effective Time (the “Company Options”) and (ii) each Company RSU Award (as defined in the Merger Agreement) that was unexpired, unsettled, and outstanding as of immediately prior to the Effective Time was accelerated and became fully vested and exercisable effective immediately prior to the Effective Time, and was cancelled and automatically converted into the right to receive an amount in cash equal to the product of (x) for the Company Options, the aggregate number of shares of Common Stock subject to such Vested Company Option (as defined in the Merger Agreement), multiplied by the excess, if any, of the Per Share Price over the applicable per share exercise price under such Vested Company Option, subject to any required withholding of Taxes, and (y) for each Company RSU Award, the aggregate number of shares of Common Stock underlying the Company RSU Award, multiplied by the Per Share Price, subject to any required withholding of taxes.

Merger Sub paid a total of approximately $6.7 billion in cash in the Merger, without giving effect to related transaction fees and expenses, and funded the payments required to complete the Merger with a combination of the proceeds of equity financing provided by the Thoma Bravo Fund XIV, L.P., co-investors and debt financing sources.

The foregoing descriptions of the Merger and the Merger Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to Stamps.com’s Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on July 9, 2021, which is incorporated herein by reference.

The information set forth in the Introductory Note above and in Item 5.01 and Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continuing Listing Rule or Standard; Transfer of Listing.

On October 5, 2021, following the consummation of the Merger and prior to the open of trading on October 5, 2021, Stamps.com notified the Nasdaq Global Select Market (“Nasdaq”) that the Merger had been consummated and requested that Nasdaq suspend trading of the Stamps.com shares of Common Stock and that the listing of the shares of Common Stock be withdrawn . In addition, Stamps.com requested that Nasdaq file with the SEC a notification on Form 25 to report the delisting of the shares of Common Stock from Nasdaq and to deregister the shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Stamps.com also intends to file with the SEC a certification on Form 15 requesting that Stamps.com’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be terminated or suspended.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and Items 2.01, 3.01, 5.01 and 5.03 is incorporated herein by reference.

Item 5.01.	Change in Control of Registrant.

The information set forth in the Introductory Note and Item 2.01 is incorporated herein by reference.

As a result of the consummation of the Merger, there was a change in control of Stamps.com, and Thoma Bravo, as the ultimate parent of Parent, acquired control of Stamps.com and the Stamps.com stockholders immediately before the Effective Time ceased to have any rights in Stamps.com as stockholders, other than their right to receive the Merger Consideration.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger, each of the following directors of Stamps.com, Mohan P. Ananda, David C. Habiger, G. Bradford Jones, Katie May and Theodore R. Samuels resigned as directors of the board of directors of Stamps.com (the “Board”) and from all committees of the Board on which such directors served, effective as of the Effective Time. The officers of Stamps.com as of immediately prior to the Effective Time will be the officers of the Surviving Corporation until their successors are duly appointed.

In accordance with the terms of the Merger Agreement, the directors of Merger Sub immediately prior to the Effective Time, which consisted of Ken McBride, Jeff Carberry and Matthew Lipson, became the directors of Stamps.com immediately after the Effective Time.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Effective Time, in connection with the consummation of the Merger, Stamps.com’s certificate of incorporation and bylaws were amended and restated in their entirety to be in the respective forms prescribed by the Merger Agreement. A copy of each of the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws is attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and is incorporated herein by reference.

The information set forth in Item 2.01 is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On October 5, 2021, Thoma Bravo and Stamps.com issued a joint press release announcing the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

2.1*
Agreement and Plan of Merger, dated as of July 8, 2021, by and among the Company, Parent and Merger Sub (incorporated by reference to Exhibit 2.1 to the Stamps.com Current Report on Form 8-K filed on July 9, 2021)

3.1	Amended and Restated Certificate of Incorporation of Stamps.com, Inc., dated as of October 5, 2021.
3.2	Amended and Restated Bylaws of Stamps.com, Inc.
99.1	Joint Press Release, dated October 5, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Schedules omitted pursuant to Item 601 of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stamps.com Inc.

Date: October 5, 2021	/s/ Ken McBride
Ken McBride
Chief Executive Officer